Exhibit 8.3

CFN Lawyers LLC 418 Broadway #4607 Albany, NY 12207, USA +1 (646) 386 8128 Main cfn@cfnllc.us Email

Date: April 27, 2026

Uptrend Holdings Limited

Room 22, 23/F, Tuen Mun Centre Square

22 Hoi Wing Road, Tuen Mun

New Territories, Hong Kong

Dear Sirs/Madam,

Re: Uptrend Holdings Limited

You have requested our opinion concerning the statements under the caption “Taxation—Material U.S. Federal Income Tax Consideration for U.S. Holders” in the registration statement on Form F-1 filed by the Uptrend Holdings Limited (the “Company”) with the U.S. Securities and Exchange Commission, as amended (the “Registration Statement”), in connection with the initial public offering of the ordinary shares, par value $0.0001 per share of the Company (the “Ordinary Shares”).

In connection with this opinion letter, we have examined the Registration Statement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents. In making our examination of the documents executed by the parties, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof (except as otherwise stated below). We have not undertaken any independent investigation to determine the existence or absence of facts material to the opinions expressed herein, and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been relied upon by us in connection with the preparation and delivery of this opinion letter.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Prospectus, we hereby confirm that the discussion set forth in the Registration Statement under the caption “Taxation—Material U.S. Federal Income Tax Consideration for U.S. Holders” insofar as such discussion relates to matters of United States federal income tax law, constitutes our opinion as to the United States federal income tax consequences to U.S. Holders (as such term is defined in the Prospectus) of the ownership and disposition of the Ordinary Shares.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect the conclusions set forth herein. We assume no obligation to inform you of any such change. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

Except as set forth above, we express no other opinion. This opinion is furnished to you in connection with the offering of the ordinary shares. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Material Income Tax Considerations” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Yours faithfully,

/s/ CFN Lawyers LLC
CFN Lawyers LLC